UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011 (March 11, 2011)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 11, 2011, BioDelivery Sciences International, Inc. (the “Company”) consummated a closing of a private placement offering (the “Offering”) to institutional investors (the “Purchasers”) of an aggregate of 4,807,693 shares of the Company’s common stock (the “Shares”) at a price equal to $3.12 per share, representing a 10% discount to an agreed upon volume weighted average price of the Company’s stock. Gross proceeds to the Company from the Offering were $15 million. No warrants were issued to investors in the Offering.

Proceeds from the Offering are expected to be used to progress the clinical development of the Company’s pipeline of products, particularly BEMA® Buprenorphine and BEMA® Buprenorphine/Naloxone. The proceeds also strengthen the Company’s balance sheet as the Company progresses through commercial partnering negotiations for BEMA® Buprenorphine.

The Offering was undertaken pursuant to a definitive Securities Purchase Agreement, dated March 11, 2011, between the Company and the Purchasers (the “SPA”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The SPA contained customary representations, warranties and covenants of the parties.

In addition, pursuant to the terms of the SPA, the Company has agreed to register the Shares for resale with the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to this agreement, the Company has agree to file a registration statement on Form S-3 with the SEC covering resales of the Shares no later than thirty (30) days following the closing of the Offering and to use its best efforts to cause the registration statement to become effective no later than sixty (60) days after such filing; provided, however, that in the event that such registration statement is reviewed by the SEC, then the effectiveness deadline shall be extended to one hundred twenty (120) days following such filing.

In the event the registration statement covering resales of the Shares is not filed or declared effective by the applicable date, or if such registration is suspended by the Company or ceases to remain continuously effective (subject to certain customary exceptions), the Company will pay to the Purchasers penalties in the amount equal to one percent (1%) of the purchase price of the Shares per month, capped at eight percent (8%) per calendar year. The Company shall bear all expenses of such registration of the Shares. Subject to customary rights to suspend or delay sales from time to time in order to update the registration statement and prospectus to correct what might otherwise constitute a material misstatement or omission therein, the Company will use its reasonable best efforts to keep such registration statement effective until the date by which all the Shares may be sold without restriction under SEC Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.

William Blair & Company, L.L.C. acted as the exclusive placement agent for the Offering and is entitled to receive placement agent fees in the amount of $825,000. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM), and Roth Capital Partners, LLC, acted as financial advisors to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement, dated March 11, 2011, by and between the Company and the Purchasers signatory thereto.

99.1	Press Release, dated March 11, 2011, regarding the Offering and the filing of the Company’s Form 10-K for 2010.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K of the Company, the exhibits hereto, and public statements of representatives of the Company related thereto, may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties, many of which are beyond the Company’s control. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2011	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary, Treasurer and Chief Financial Officer